Exhibit 23

CONSENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements filed on Form S-8 (file number 33-23117, 33-37038, 33-42898, 33-71112, 33-86390, 33-63159, 333-84065, 333-92721, 333-43968, 333-68442, 333-129660) of Franklin Electronic Publishers, Incorporated of our report dated June 13, 2007 related to the consolidated financial statements of Franklin Electronic Publishers, Incorporated included in this Annual Report for the year ended March 31, 2007.

/s/ Radin, Glass & Co., LLP
Certified Public Accountants

June 29, 2007

New York, New York